Page 24 of 39 Pages


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


                  REGISTRATION RIGHTS AGREEMENT dated as of June 29, 1999 (this "Agreement"), by and among THE PENN TRAFFIC COMPANY, a Delaware corporation (the "Company"), and the Holders (as hereinafter defined) of Registrable Securities (as hereinafter defined) who are parties to this Agreement.

                  This Agreement is being entered into in accordance with the Plan (as hereinafter defined) in connection with the acquisition of Securities (as hereinafter defined) by certain holders named on the signature page to this Agreement (the "Original Holders") pursuant to the Plan. Each Original Holder owns the aggregate amounts of Securities specified with respect to such Original Holder in Schedule A hereto as such Schedule A may be amended from time to time.

                  To induce the holders of Registrable Securites (as hereinafter defined) to vote in favor of the Plan, the Company has undertaken to register the Registrable Securities under the Securities Act (as hereinafter defined) and to take certain other actions with respect to the Registrable Securities. This Agreement sets forth the terms and conditions of such undertaking.

                  In consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

                  1.       Definitions.   Unless   otherwise   defined   herein,
capitalized terms used herein and in the recitals above shall have the following meanings:

                  "Affiliate" of a Person means any Person that controls, is under common control with, or is controlled by, such other Person. For purposes of this definition, "control" means the ability of one Person to direct the management and policies of another Person.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed.

                  "Commission" means the United States Securities and Exchange Commission, or any successor agency.

                  "Common Stock" means the Common Stock, $0.01 par value, of the Company, to be issued pursuant to the Plan, and includes any securities of the Company issued or issuable with respect to such securities by way of a stock split, recapitalization, merger, consolidation or other reorganization or otherwise.

                  "Effective Date" means the effective date of the Plan pursuant to the terms thereof.

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                                                             Page 25 of 39 Pages

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

                  "Expenses"  means  all  expenses  incident  to  the  Company's performance  of  or  compliance  with  its  obligations  under  this  Agreement, including, without limitation, all registration, filing, listing, securities exchange and NASD fees, all fees and expenses of complying with state securities or blue sky laws (including fees, disbursements and other charges of counsel for the underwriters in connection with blue sky filings), all word processing, duplicating and printing expenses, messenger and delivery expenses, all rating agency fees, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, including the expenses incurred in connection with "comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers and sellers of securities and the reasonable fees and disbursements of one firm of counsel (per registration prepared) chosen by the Holders of a majority of the outstanding Registrable Securities included in such Registration Statement with respect to disclosure matters, but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which discounts, commissions and transfer taxes shall be borne by the seller or sellers of Registrable Securities in all cases.

                  "Holders" means (i) the Original Holders and (ii) any transferees of the Registrable Securities whose Securities continue to be Registrable Securities, each of whom will be bound by the terms of this Agreement.

                  "Initial  Shelf  Registration"  has the  meaning  set forth in
Section 2 hereof.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.

                  "Plan" means the Joint Plan of Reorganization of The Penn Traffic Company, Dairy Dell, Inc., Big M Supermarkets, Inc. and Penny Curtiss Baking Company, Inc. under Chapter 11 of the United States Bankruptcy Code filed with the United States Bankruptcy Court for the District of Delaware and confirmed by such court on May 27, 1999, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Public   Offering"  means  a  public  offering  and  sale  of
securities pursuant to an effective registration statement under the Securities Act.

                  "Registrable Securities" means the Securities held by the Original Holders (and Transferees of such Securities which are "Holders" hereunder); provided, however , that Registrable Securities shall cease to be Registrable Securities (i) upon any sale or distribution thereof pursuant to a registration statement; (ii) if the Holder thereof is permitted to sell such

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                                                             Page 26 of 39 Pages

securities without volume restriction under the Securities Act and any state securities laws; or (iii) upon the receipt by a Holder of Securities of an opinion, reasonably satisfactory in form and substance to such Holder, by legal counsel reasonably acceptable to such Holder, to the effect that the public sale of such Securities without restriction under the Securities Act and any state securities laws does not require the registration of such Securities under the Securities Act and any state securities laws.

                  "Registration Statement" means a registration statement filed with the Commission under the Securities Act.

                  "Securities" means each of the following: (1) a class comprising shares of Common Stock held as of the date hereof by the stockholders party hereto; (2) a class comprising (a) Senior Notes held as of the date hereof by the noteholders party hereto and (b) securities issued or issuable in respect of the Senior Notes issued, issuable or held pursuant to clause (2)(a) above by way of interest payments or otherwise; and (3) a class comprising (a) Warrants held as of the date hereof by the warrantholders party hereto and (b) securities issued or issuable in respect of the Warrants issued, issuable or held pursuant to clause (3)(a) above by way of exercise or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar or successor statute.

                  "Senior Notes" means the 11% Senior Notes due June 29, 2009 of the Company.

                  "Subsequent  Shelf  Registration" has the meaning set forth in
Section 2 hereof.

                  "Transfer"  means  any  transfer,  sale,  assignment,  pledge,
hypothecation   or  other   disposition  of  any  interest.   "Transferor"   and
"Transferee" have correlative meanings.

                  "Warrants" means the Warrants of the Company with an exercise price of $18.30 per share of Common Stock issued pursuant to the Warrant Agreement dated as of the date hereof between the Company and Harris Trust and Savings Bank, as warrant agent.

                  2.       Registration Under the Securities Act.

                  (a) Initial Shelf Registration. The Company shall (i) cause to be filed as soon as practicable, but not later than 45 days after the Effective Date (or such longer time up to 90 days after the Effective Date as may be required for the Company to prepare the necessary financial statements), a Registration Statement for an offering to be

                                                             Page 27 of 39 Pages

         made on a continuous basis pursuant to Rule 415 under the Securities Act (the "Initial Shelf Registration") covering all of the Registrable Securities and providing for the sale of the Registrable Securities by the Holders thereof and (ii) use its commercially reasonable best efforts to have such Initial Shelf Registration declared effective by the Commission as promptly as practicable thereafter.

                  (b) Subsequent Shelf Registrations. If the Company determines to terminate the effectiveness of the Initial Shelf Registration prior to the end of the Effectiveness Period (as defined in Section 2(d) hereof), then, subject to the provisions of this Agreement, prior to such termination the Company shall file, and shall use its commercially reasonable best efforts to cause the Commission to declare effective, a subsequent Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (a "Subsequent Shelf Registration") covering all of the Registrable Securities which then remain outstanding. The Subsequent Shelf Registration shall be filed by the Company at such time, subject to the provisions of this Agreement, prior to the termination of the effectiveness of the Initial Shelf Registration which is reasonably calculated to cause the Subsequent Shelf Registration to become effective on or before the date on which the effectiveness of the Initial Shelf Registration terminates.

                  (c) Amendments to Initial Shelf Registration or Subsequent Shelf Registrations. If the Initial Shelf Registration (except as provided in Section 2(b)) or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (as defined in Section 2(d) hereof) for any reason (other than because of the sale of all of the Registrable Securities covered thereby or all of such Securities no longer constituting Registrable Securities), the Company shall use its commercially reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof or take such other actions as may be necessary to reinstate the effectiveness thereof, and in any event shall, within 60 days of such cessation of effectiveness, either (i) amend such Initial Shelf Registration or Subsequent Shelf Registration in a manner reasonably calculated to obtain the withdrawal of the order suspending the effectiveness thereof, or (ii) file a Subsequent Shelf Registration covering all Registrable Securities which remain unsold. (Each of the Initial Shelf Registration and any Subsequent Shelf Registration filed pursuant to paragraph 2(b) or this paragraph 2(c) are referred to individually herein as a "Shelf Registration" and collectively as the "Shelf Registrations").

                  (d) Effectiveness Period. Subject to Section 3 hereof, the Company shall use its best efforts to keep the Shelf Registration (including the Initial Shelf Registration and/or any Subsequent Shelf Registration) continuously effective under the Securities Act for a period of five (5) years following the date on which the Initial Shelf Registration became effective (the "Effectiveness Period"), or such shorter period ending when all Registrable Securities covered by the Initial Shelf Registration have been sold; provided, however , that the
                                                    --------  -------
         Effectiveness Period shall be extended by any period during which a Shelf Registration is not in effect or during which sales have been suspended, whether pursuant to Section 3, Section 5(g) hereof or otherwise. If a Subsequent Shelf Registration is filed, pursuant to
         Section 2(b) or 2(c) hereof, the Company shall use its commercially reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period after such effectiveness equal to the Effectiveness Period, less the

                                                             Page 28 of 39 Pages

         aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously in effect. The intent of this provision is that the Shelf Registration (including the Initial Shelf Registration and/or any Subsequent Shelf Registration) shall be in effect for a number of days, in aggregate, equal to five (5) years; provided, however, that a Shelf Registration shall not be required to
         --------   -------
         be maintained in effect after none of the Securities eligible to be included in a Shelf Registration are Registrable Securities.

                  (e) Supplements and Amendments. The Company shall supplement or amend the Shelf Registration if (i) required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, (ii) otherwise required by the Commission, or (iii) requested to do so in writing by any Holder of Registrable Securities to the extent necessary to list such Holder as a selling securityholder in such registration statement.

                  3. Blackout Periods. With respect to a Shelf Registration filed or to be filed pursuant to Section 2 hereof, if a majority of the Board of Directors of the Company shall determine, in its good faith reasonable judgment, that to maintain the continued effectiveness of such Shelf Registration or to permit such Shelf Registration to become effective (or if a Subsequent Shelf Registration is otherwise required to be filed, to file such Shelf Registration) would be significantly disadvantageous to the Company's financial condition, business, operations or prospects (a "Disadvantageous Condition") in light of the existence, or in anticipation, of (i) any acquisition or financing activity involving the Company, or any subsidiary of the Company, including a proposed public offering of debt or equity securities, (ii) an undisclosed material event, the public disclosure of which would have a material adverse effect on the Company, (iii) a proposed material transaction involving the Company or a substantial amount of its assets, or (iv) any other circumstance or condition the disclosure of which would materially disadvantage the Company, and the existence of which renders a Subsequent Shelf Registration to be filed, or any Shelf Registration then filed or effective, inadequate as failing to include material information, then the Company may, until such Disadvantageous Condition no longer exists (but not with respect to more than four occasions nor for more than 180 days in the aggregate nor involving more than 60 days in the aggregate during any continuous 12-month period) cause such Shelf Registration to be withdrawn and/or cause the right of Holders to make dispositions of Registrable Securities pursuant to such Shelf Registration to be suspended, or, in the case of a Subsequent Shelf Registration that has not yet been filed, elect not to file such Subsequent Shelf Registration; provided, however, that the Company may not take any such action until the elapse of 120 days following the commencement of the Effectiveness Period; and provided, further, that the Company may not take any such action unless it simultaneously takes similar action with respect to any other Registration Statements of the Company that are then effective or that are contemplated or required to be filed. If the Company determines to take any action pursuant to the preceding sentence, the Company shall deliver a

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                                                             Page 29 of 39 Pages

notice to each Holder of Registrable Securities covered or to be covered under such Shelf Registration, which indicates that the Shelf Registration is no longer effective or usable or will not be filed. Upon the receipt of any such notice, such Persons shall forthwith discontinue any sale of Registrable Securities pursuant to such Shelf Registration and any use of the prospectus contained in such Shelf Registration. If any Disadvantageous Condition shall cease to exist, the Company shall promptly notify any Holders who shall have ceased selling Registrable Securities pursuant to an effective Shelf Registration as a result of such Disadvantageous Condition, indicating such cessation and disclosing in reasonable detail the nature and outcome of such Disadvantageous Condition. The Company shall, if any Shelf Registration required to be filed or maintained under this Agreement has been withdrawn or not filed, file promptly, at such time as it in good faith deems the earliest practicable time, a new Shelf Registration covering the Registrable Securities that were covered by such withdrawn Shelf Registration or to be covered by such unfiled Shelf Registration.

                  4. Expenses. The Company shall promptly pay all Expenses in connection with any registration initiated pursuant to Section 2 or Section 3 hereof, whether or not such registration becomes effective.

                  5. Registration Procedures. If and whenever the Company is required to effect any registration under the Securities Act as provided in
Section 2 hereof, the Company shall, as expeditiously as possible (subject to Section 3 hereof):

                  (a) promptly prepare and file with the Commission the requisite registration statement to effect such registration and, subject to the provisions of this Agreement, thereafter use its commercially reasonable best efforts to cause such registration statement to become effective; provided, however, that the Company may
                                         --------  -------
         discontinue any registration of its securities that are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the offering of all Registrable Securities covered by such registration statement until the end of the Effectiveness Period, subject to the provisions of this Agreement, or, if earlier, such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities covered by such registration statement such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and any documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus, each final prospectus and any supplement to any prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity

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                                                             Page 30 of 39 Pages

         with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in writing;

                  (d) use its commercially reasonable best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders of a majority of the Registrable Securities covered by such registration statement shall reasonably request in writing, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and
         (iii) to take any other action that may be reasonably necessary or advisable to enable the sellers of Registrable Securities to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;

                  (e) use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the sellers of Registrable Securities to enable such sellers to consummate the offering of such Registrable Securities;

                  (f) use its good faith efforts to obtain and, if obtained, furnish a copy to each seller of Registrable Securities of

                                    (i) an opinion of counsel  for the  Company,
                  dated the effective date of such registration statement, reasonably satisfactory in form and substance to counsel to the Holders chosen by Holders of a majority of the Registrable Securities being registered, and

                                    (ii) a "comfort" letter, dated the effective
                  date of such registration statement, signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, reasonably satisfactory in form and substance to counsel to the Holders chosen by Holders of a majority of the Registrable Securities being registered, in each case, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements and matters contained in such registration statement, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters

                                                             Page 31 of 39 Pages

         delivered to selling securityholders in connection with the sale of securities pursuant to "shelf" registration statements;

                  (g) notify the sellers of Registrable Securities under the Shelf Registration (providing, if requested by any such Persons, confirmation in writing) as soon as practicable after becoming aware of: (A) the filing of any prospectus or prospectus supplement or the filing or effectiveness (or anticipated date of effectiveness) of such registration statement or any post-effective amendment thereto; (B) any request by the Commission for amendments or supplements to such registration statement or the related prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for the purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification or registration (or exemption therefrom) of any Registrable Securities for sale in any jurisdiction in the United
         States or the initiation or threatening of any proceeding for such purposes; or (E) the happening of any event that makes any statement made in such registration statement or in any related prospectus, prospectus supplement, amendment or document incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement or in any such prospectus, supplement, amendment or other such document so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus in the light of the circumstances under which they were made) not misleading;

                  (h) otherwise comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (i) enter into customary agreements and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities included in such registration statement;

                  (j) make every reasonable effort to obtain the withdrawal of any order or other action suspending the effectiveness of any such registration statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

                  (k) if any event described in subsection (g) hereof occurs, use its best efforts (subject to Section 3 hereof) to cooperate with the Commission to prepare, as soon as practicable, any amendment or supplement to such registration statement or such related prospectus in

                                                             Page 32 of 39 Pages

         order that such registration statement and prospectus, as so amended or supplemented, shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or to take other action that may have been requested by the Commission; and

                  (l) use its commercially reasonable best efforts to cause all such Registrable Securities covered by such registration statement to be listed on any national securities exchange or included in any automated quotation system on which securities of the same class issued by the Company are then listed or included (if the listing or inclusion of such Registrable Securities is then permitted under the rules of such exchange or interdealer quotation system).

                  It shall be a condition precedent to the obligations of the Company to take action pursuant to this Agreement that the selling Holders shall furnish to the Company in writing such information regarding themselves and the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be required to effect the registration of their Registrable Securities.

                  Following a registration pursuant to Section 2 hereof, each Holder agrees that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Securities it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Securities. Each Holder further agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (g) of this Section 5, such Holder shall forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (k) of this Section 5 and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  6.       Preparation; Reasonable Investigation.

                  (a)   Registration   Statements.   In   connection   with  the
         preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall give a representative designated by Holders of a majority of the Registrable Securities registered under such registration statement (the "Representative"), the underwriters, if any, and its respective counsel and accountants the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each of them such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall

                                                             Page 33 of 39 Pages

         be necessary, in the reasonable opinion of any such Representative's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  (b) Confidentiality. Each Holder of Registrable Securities shall maintain the confidentiality of any confidential information received from or otherwise made available by the Company to such Holder of Registrable Securities pursuant to this Agreement and identified in writing by the Company as confidential and shall enter into such confidentiality agreements as the Company shall reasonably request. Information that (i) is or becomes available to a Holder of Registrable Securities from a public source, (ii) is disclosed to a Holder of Registrable Securities by a third-party source whom the Holder of
         Registrable Securities reasonably believes has the right to disclose such information or (iii) is or becomes required to be disclosed by a Holder of Registrable Securities by law, including, but not limited to, administrative or court orders, shall not be deemed to be confidential information for purposes of this Agreement; provided, however, that to the extent sufficient time is available prior to such disclosure being required to be made pursuant to clause (iii) hereof, the Holders of Registrable Securities shall (to the extent not legally prohibited from doing so) promptly notify the Company of any request for disclosure and any proposed disclosure pursuant to such clause (iii). The Holders of Registrable Securities shall not grant access, and the Company shall not be required to grant access, to information under this Section 6 to any Person who will not agree to maintain the confidentiality (to the same extent a Holder is required to maintain the confidentiality) of any confidential information received from or otherwise made available to it by the Company or the holders of Registrable Securities under this Agreement and identified in writing by the Company as confidential.

                  7. Indemnification.

                  (a)  Indemnification  by the Company.  In connection  with any registration statement filed by the Company pursuant to Section 2 hereof, the Company shall, and hereby agrees to, indemnify and hold harmless, each Holder and seller of any Registrable Securities covered by such registration statement and each other Person, if any, who controls such Holder or seller for purposes of the Securities Act or the Exchange Act, and their respective directors, officers, partners, agents and Affiliates (each, a "Company Indemnitee" for purposes of this Section 7(a)), against any losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof and whether or not such Company Indemnitee is a party thereto), joint or several, and expenses, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel and reasonable out-of-pocket costs of investigation, to which such Company Indemnitee may become subject under the Securities Act or otherwise (collectively, a "Loss" or "Losses"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Registrable Securities were registered pursuant to this Agreement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, including any documents incorporated by reference in any of the foregoing (collectively, "Offering Documents"), or any omission or alleged omission to state therein a material fact required to be stated

                                                             Page 34 of 39 Pages

         therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading; provided,
                                                                       --------
         however,  that the Company  shall not be liable in any such case to the
         -------
         extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Offering Documents in reliance upon and in conformity with written information furnished to the Company in writing by or on behalf of such Company Indemnitee specifically stating that it is expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee and shall survive the transfer of such securities by such Company Indemnitee. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees, and each Person who controls any such underwriter (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

                  (b)  Indemnification  by the Sellers.  In connection  with any registration statement filed by the Company pursuant to Section 2 hereof in which a Holder has registered for sale Registrable
         Securities, each such Holder or seller of Registrable Securities, severally and not jointly, shall, and hereby agrees to, indemnify and hold harmless the Company and each of its directors, officers, employees and agents, each other Person who participates as an underwriter in the offering or sale of such securities, each other Person, if any, who controls the Company, any such underwriter and each other seller (within the meaning of the Securities Act) and such underwriter's or other seller's directors, officers, stockholders, partners, employees, agents and affiliates (each a "Holder Indemnitee" for purposes of this Section 7(b)), against all Losses insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder or seller of Registrable Securities specifically stating that it is expressly for use therein; provided, however, that
                                                        --------   -------
         the liability of such indemnifying party under this Section 7(b) shall be limited to the amount of the net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holder Indemnitee and shall survive the transfer of such securities by such Holder.

                  (c) Notices of Losses, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Loss referred to in the preceding subsections of

                                                             Page 35 of 39 Pages

         this  Section 7, such  indemnified  party  will,  if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided,
                                                                       --------
         however,  that the failure of any  indemnified  party to give notice as
         -------
         provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's counsel's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from such indemnifying party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld, delayed or conditioned. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which requires action on the part of such indemnified party or otherwise subjects the indemnified party to any obligation or restriction to which it would not otherwise be subject.

                  (d) Contribution.  If the indemnification provided for in this
         Section 7 shall for any reason be unavailable to an indemnified party under subsection (a) or (b) of this Section 7 in respect of any Loss, then, in lieu of the amount paid or payable under subsection (a) or (b) of this Section 7, the indemnified party and the indemnifying party under subsection (a) or (b) of this Section 7 shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) in such proportion as is appropriate to reflect the relative fault of the Company and the sellers of Registrable Securities covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions were to be determined by any method of allocation which does not take account of the equitable considerations referred to in this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in

                                                             Page 36 of 39 Pages

         connection with investigation or defending any Loss which is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person's consent.

                  (e)   Indemnification   Payments.   The   indemnification  and
         contribution required by this Section 7 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any Loss is incurred.

                  8. Registration Rights to Others. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act or the Exchange Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the holders of Registrable Securities.

                  9.       Adjustments Affecting Registrable Securities.

                  The Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Securities that would materially adversely affect the ability of the Holders to include such Registrable Securities in any registration of its securities under the Securities Act contemplated by this Agreement or the marketability of such Registrable Securities under any such registration or other offering.

                  10. Rule 144 and Rule 144A. Prior to the expiration of the Effectiveness Period, the Company shall take all actions reasonably necessary to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. This paragraph is in addition to and not in derogation of any rights the Holders may have under any other agreement.

                  11. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof

                                                             Page 37 of 39 Pages

may not be given, unless the Company shall have obtained the prior written consent of the Holders of at least a majority of the Registrable Securities affected by such amendment, modification or waiver.

                  12. Nominees for Beneficial Owners. In the event that any Registrable Security is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Security for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of the number or percentage of Registrable Securities held by any Holder or Holders contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

                  13. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns including any successor by merger to the Company. Any Holder may assign to any permitted Transferee of its Registrable Securities holding Registrable Securities its rights and obligations under this Agreement, provided that such Transferee shall deliver to the Company prior to such assignment a written instrument in which such Transferee agrees to be bound by this Agreement as if it were an original party hereto, whereupon such Transferee shall for all purposes be deemed to be a Holder under this Agreement.

                  14. Calculation of Percentage of Outstanding Registrable Securities. For purposes of this Agreement, all references to an aggregate number of Registrable Securities or a percentage thereof shall be calculated based upon the aggregate number of Registrable Securities of such class outstanding at the time such calculation is made and shall exclude any Registrable Securities or shares of Common Stock, as the case may be, owned by the Company or any subsidiary of the Company.

                  15.      Miscellaneous.

                  (a) Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

                  (b)  Headings.   The  headings  in  this   Agreement  are  for
         convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

                  (c) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate

                                                             Page 38 of 39 Pages

         compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (d) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

                  (e) Notices. Any notices or other communications to be given hereunder by any party to another party shall be in writing, shall be delivered personally, by telecopy, by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other comparable delivery service, to the address of the party set forth on Schedule B hereto or to such other address as the party to whom notice is to be given may provide in a written notice to the other parties hereto, a copy of which shall be on file with the Secretary of the Company. Notice shall be effective when delivered if given personally, when receipt is acknowledged if telecopied, three days after mailing if given by registered or certified mail as described above, and one business day after deposit if given by Federal Express or comparable overnight delivery service.

                  (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE TO BE PERFORMED ENTIRELY IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND THE PARTIES EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY,
         GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, IN EACH CASE SOLELY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  (g) Severability. If one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby, and the provision held to be invalid, illegal or unenforceable shall be

                                                             Page 39 of 39 Pages

         reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 THE PENN TRAFFIC COMPANY


                                 By /S/ THE PENN TRAFFIC COMPANY
                                    -------------------------------------------
                                    Name:
                                    Title:



                                 HOLDERS:

                                 QUANTUM PARTNERS LDC


                                 By  /S/ QUANTUM PARTNERS LDC
                                     ------------------------------------------
                                     Name:
                                     Title:


                                 QUOTA FUND NV


                                 By  /S/ QUOTA FUND NV
                                     ------------------------------------------
                                     Name:
                                     Title: